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                                                                    EXHIBIT 3.5


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                           K-SEA GENERAL PARTNER L.P.


         This Certificate of Limited Partnership of K-Sea General Partner L.P., dated August 29, 2003, is being executed and filed by the undersigned general partner pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

         1. NAME. The name of the limited partnership formed hereby is "K-Sea General Partner L.P."

         2. REGISTERED OFFICE; REGISTERED AGENT. The address of the Partnership's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and the address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         3. GENERAL PARTNER. The name and the business address of the sole general partner of the Partnership are:


                  K-Sea General Partner GP LLC
                  3245 Richmond Terrace
                  Staten Island, New York 10303

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of K-Sea General Partner L.P. as of the date first written above.


                                 K-SEA GENERAL PARTNER GP LLC,
                                 General Partner



                                   /s/ Timothy J. Casey
                                ----------------------------------
                                Timothy J. Casey
                                Manager